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                                                                    EXHIBIT 23.1

                       CONSENT OF ERNST & YOUNG LLP

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 1998, (except Note 8, as to which the date is January 15, 1999) in the Registration Statement (Form S-4 No. 333-63787) and the related Prospectus of OnePoint Communications Corp. for the registration of $131,000,000 of its 14 1/2% Senior Notes due 2008, Series B.

                                          /s/ Ernst & Young LLP

Vienna, Virginia

January 15, 1999